UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EAUKER MINERALS CORP.
(Exact name of registrant as specified in its charter)

Nevada	1090	27-3158665
(State or jurisdiction of incorporationor organization)	Primary Standard IndustrialClassification Code Number	IRS Employer Identification Number

1422 Beech Tree Drive

Green Bay, WI  54304

Telephone: (920) 737-0999
(Address and telephone number of principal executive offices)

Incsmart.biz, Inc.
4421 Edward Avenue
Las Vegas, Nevada 89108
Telephone: (702) 403-8432
(Name, address and telephone number of agent for service)

with a copy to:

Anthony Giordano

103-45 Lefferts Blvd., Suite 5

Richmond Hill, NY 11419

Telephone: (516) 993-6713  Facsimile:  (516) 570-3722

Approximate date of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐      Accelerated filer ☐     Non-accelerated filer ☐     Smaller reporting company ☑

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE (1)
Common Stock	330,000	$0.10 per share	$33,000.00	$4.50

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed.  The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, Dated January___, 2013

2

PROSPECTUS

EAUKER MINERALS CORP.

330,000 SHARES OF COMMON STOCK

Before this offering there has been no public market for our common stock.

This Prospectus relates to the resale by selling shareholders of up to 330,000 shares of our common stock currently outstanding.  Approximately 33 of our shareholders are offering shares of our common stock to the public by means of this Prospectus.

The selling shareholders will sell at a price of $0.10 per share until our shares are quoted on FINRA’s Over the Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  There is no guarantee that our shares will ever become quoted on the Over the Counter Bulletin Board.  The purchaser in this offering may be receiving an illiquid security.

Our common stock is presently not traded on any national securities exchange or the NASDAQ Stock Market.  We do not intend to apply for listing on any national securities exchange or the NASDAQ stock market.  The purchaser in this offering may be receiving an illiquid security.

An investment in our common stock is speculative.  See "Risk Factors" starting at page 6 of this Prospectus.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and have elected to comply with certain reduced public company reporting requirements for future filings.  Investing in our common stock involves a high degree of risk and should only be purchased by those who can afford to lose their entire investment.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus.  Any representation to the contrary is a criminal offense.

----------------

The Date of This Prospectus Is: January___, 2013

3

4

Summary

The following summary is not complete and does not contain all of the information that may be important to you.  You should read the entire prospectus before making an investment decision to purchase our common shares.  All dollar amounts refer to United States dollars unless otherwise indicated.

We are a startup mineral exploration company.  We have had no revenues as of the end of our most recent fiscal year and we have only recently begun operations.

We were incorporated in the State of Nevada on July 1, 2010.

Our principal offices are located at 1422 Beech Tree Drive, Green Bay, Wisconsin 54304.  Our telephone number is (920) 737-0999.

We are engaged in the acquisition and exploration of mineral properties in Canada.  Currently, we hold the placer prospecting lease on 4 mining claims, located in Whitehorse, Yukon, Canada.  The names of the 4 mining claims are:  Bob, Dio, Joe and Zee.

The Offering:

Securities Offered	Up to 330,000 common shares offered by selling shareholders
Initial Offering Price

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price arbitrarily by adding a $0.09 premium to the last sale price of our common stock to investors.  Currently the company is not listed on the OTCBB and there is no assurance that the stock will ever be listed.

Minimum Number of Shares to be Sold in this Offering	None.
Termination of the Offering

The offering will conclude when all of the 330,000 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144 or we decide at any time to terminate the registration of the shares at our sole discretion.  In any event, the offering shall be terminated no later than two years from the effective date of this registration statement.

Securities Issued And to be Issued	10,330,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.
Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

5

Summary Financial Information

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	November 30, 2011 (audited)	As of August 31, 2012 (unaudited)
Balance Sheet
Total Assets	$331	$5,364
Total Liabilities	$63,284	$80,481
Stockholders’ Deficit	$75,117	$62,953
	For the three months ended August 31, 2012 (unaudited)	Period from inception (July 1, 2010) to August 31, 2012 (unaudited)
Income Statement
Revenue	$-	$-
Total Operating Expenses	$(4,319)	$(88,417)
Net Loss	$(4,319)	$(88,417)

Risk Factors

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS RELATED TO OUR COMPANY

BECAUSE WE HAVE ONLY RECENTLY COMMENCED BUSINESS OPERATIONS, WE HAVE NO HISTORY OF EARNINGS AND NO FORESEEABLE EARNINGS, AND WE MAY NEVER ACHIEVE PROFITABILITY OR PAY DIVIDENDS.

We were incorporated on July 1, 2010, and to date have been involved primarily in organizational activities, evaluating resource projects and acquiring our mining claims.  Therefore, our ability to operate our business successfully remains untested.  If we are successful in developing our properties, we anticipate that we will retain future earnings and other cash resources for the future operation and development of our business as appropriate.  We do not currently anticipate declaring or paying any cash dividends in the foreseeable future.  Payment of any future dividends is solely at the discretion of our board of directors, which will take into account many factors including our operating results, financial conditions and anticipated cash needs.  For these reasons, we may never achieve profitability or pay dividends.

BECAUSE WE DO NOT HAVE ANY REVENUES, WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We have never earned revenues and we have never been profitable.  Prior to completing exploration on our mineral properties, we anticipate that we will incur increased operating expenses without realizing any revenues.  We therefore expect to incur significant losses into the foreseeable future.  If we are unable to generate financing to continue the exploration of our mineral claims, we will fail and you will lose your entire investment in this offering.

6

IF OUR COSTS OF EXPLORATION ARE GREATER THAN ANTICIPATED, THEN WE WILL NOT BE ABLE TO COMPLETE THE EXPLORATION PROGRAM FOR OUR MINING CLAIMS WITHOUT ADDITIONAL FINANCING, OF WHICH THERE IS NO ASSURANCE THAT WE WOULD BE ABLE TO OBTAIN.

We are proceeding with the initial phase of the exploration program on the properties covered by our four mining claims.  The exploration program includes a budget of estimated costs.  However, there is no assurance that our actual costs will not exceed the budgeted costs.  Factors that could cause actual costs to exceed budgeted costs include increased prices due to competition for personnel and supplies during the Whitehorse winter mining season, unanticipated problems in completing the exploration program and delays experienced in completing the exploration program.  Increases in exploration costs could result in us not being able to carry out our exploration program without additional financing.  There is no assurance that we would be able to obtain additional financing in this event.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS SUBSTANTIAL RISK THAT NO COMMERCIALLY EXPLOITABLE MINERALS WILL BE FOUND AND OUR BUSINESS WILL FAIL.

We are in the initial stages of exploration of the properties covered by our mining claims, and thus have no way to evaluate the likelihood that we will be successful in establishing commercially exploitable reserves of gold or other valuable minerals on the property.  Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises.  The search for valuable minerals as a business is extremely risky.  We may not find commercially exploitable reserves of gold or other minerals on the property.  Exploration for minerals is a speculative venture necessarily involving substantial risk.  The expenditures to be made by us on our exploration program may not result in the discovery of commercial quantities of ore.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake.  Problems such as unusual or unexpected formations, the inability to obtain suitable or adequate machinery, equipment or labor, and other risks involved in mineral exploration, often result in unsuccessful exploration efforts.  In such a case, we would be unable to complete our business plan.  In addition, any determination that the property contains commercially recoverable quantities of ore may not be reached until such time that final comprehensive feasibility studies have been concluded that establish that a potential mine is likely to be economically viable.  There is a substantial risk that any preliminary or final feasibility studies carried out by us will not result in a positive determination that the property can be commercially developed.

OUR EXPLORATION ACTIVITIES MAY NOT BE COMMERCIALLY SUCCESSFUL, WHICH COULD LEAD US TO ABANDON OUR PLANS TO DEVELOP OUR PROPERTIES AND OUR INVESTMENTS IN EXPLORATION.

Our long-term success depends on our ability to establish commercially recoverable quantities of ore on the properties that are the subject of our mining claims.  Mineral exploration is highly speculative in nature, involves many risks and is frequently non-productive.  Substantial expenditures are required to establish proven and probable reserves through drilling and analysis, to develop metallurgical processes to extract metal, and to develop the mining and processing facilities and infrastructure at any site chosen for mining.  Whether a mineral deposit will be commercially viable depends on a number of factors, which include, without limitation, the particular attributes of the deposit, such as size, grade and proximity to infrastructure; metal prices, which fluctuate widely; and government regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection.  We may invest significant capital and resources in exploration activities and abandon such investments if it is unable to identify commercially exploitable mineral reserves.  The decision to abandon a project may reduce the trading price of our common stock and impair our ability to raise future financing.  We cannot provide any assurance to investors that we will discover or acquire any mineralized material in sufficient quantities on any of our properties to justify commercial operations.  Further, we will not be able to recover the funds that we spend on exploration if we are not able to establish commercially recoverable quantities of ore on our properties.

7

WE WILL REQUIRE SIGNIFICANT ADDITIONAL FINANCING IN ORDER TO CONTINUE OUR EXPLORATION ACTIVITIES AND OUR ASSESSMENT OF THE COMMERCIAL VIABILITY OF OUR PROPERTIES.  EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON OUR MINERAL PROPERTIES, WE CAN PROVIDE NO ASSURANCE THAT WE WILL BE ABLE TO SUCCESSFULLY ADVANCE OUR MINING CLAIMS INTO COMMERCIAL PRODUCTION.

The properties that are the subject of our mining claims in Whitehorse do not contain any known bodies of ore.  Our business plan calls for significant expenditures in connection with the exploration of the properties.  We will, however, require additional financing in order to complete the remaining phases of the exploration programs, and to conduct the economic evaluation that would be necessary for us to assess whether sufficient mineral reserves exist to justify commercial exploitation of our mining claims.  We currently are in the exploration stage and have no revenue from operations.  We currently do not have any arrangements in place for additional financing, and we may not be able to obtain financing on terms that are acceptable to us, or at all.  If we are unable to obtain additional financing, we will not be able to continue our exploration activities and our assessment of the commercial viability of our properties.  Further, if we are able to establish that development of our properties is commercially viable, our inability to raise additional financing at this stage would result in our inability to place the particular property or properties into production and recover our investment.

AS WE UNDERTAKE EXPLORATION OF OUR MINING CLAIMS, WE WILL BE SUBJECT TO COMPLIANCE WITH GOVERNMENT REGULATION THAT MAY INCREASE THE ANTICIPATED TIME AND COST OF OUR EXPLORATION PROGRAM.

There are several governmental regulations that materially restrict the exploration of minerals.  We will be subject to the mining laws and regulations of the Whitehorse Region as we carry out our exploration program.  We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations.

BECAUSE ACCESS TO OUR MINING CLAIMS IS OFTEN RESTRICTED BY INCLEMENT WEATHER, WE WILL BE DELAYED IN OUR EXPLORATION AND ANY FUTURE MINING EFFORTS.

Access to the properties that are the subject of our mining claims is restricted to the period between November extending into April of each year due to snow and storms in the area.  As a result, any attempts to visit, test or explore the property are largely limited to the few months out of the year when weather permits such activities.  These limitations can result in significant delays in exploration efforts, as well as mining and production in the event that commercial amounts of minerals are found.  This may cause our business venture to fail and the loss of your entire investment in our common stock.

CURRENT GLOBAL FINANCIAL CONDITIONS HAVE MADE ACCESS TO FINANCING MORE DIFFICULT.

Since the fall of 2008 there has been severe deterioration in global credit and equity markets.  This has resulted in the need for government intervention in major banks, financial institutions and insurers, and has also led to greater volatility, increased credit losses and tighter credit conditions.  These unprecedented disruptions in the credit and financial markets have had a significant adverse impact on a number of financial institutions and have limited access to capital and credit for many companies.  These disruptions could, among other things, make it more difficult for us to obtain, or increase our cost of obtaining, capital and financing for our operations.

8

WE ARE SUBJECT TO RISKS INHERENT IN THE MINING INDUSTRY AND AT PRESENT WE DO NOT HAVE ANY INSURANCE AGAINST SUCH RISKS.  ANY LOSSES WE MAY INCUR THAT ARE ASSOCIATED WITH SUCH RISKS MAY CAUSE US TO INCUR SUBSTANTIAL COSTS WHICH WILL HAVE A MATERIAL ADVERSE EFFECT UPON OUR RESULTS OF OPERATIONS.

Any mining operations that we may undertake in the future will be subject to risks normally encountered in the mining business.  Mining for gold and other valuable minerals is generally subject to a number of risks and hazards including environmental hazards, industrial accidents, labor disputes, unusual or unexpected geological conditions, pressures, cave-ins, changes in the regulatory environment and natural phenomena such as inclement weather conditions, floods, blizzards and earthquakes.  At the present we do not intend to obtain insurance coverage and even if we were to do so, no assurance can be given that such insurance will continue to be available or that it will be available at economically feasible premiums.  Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability.  Moreover, insurance against risks such as environmental pollution or other hazards as a result of exploration and production is not generally available to companies in the mining industry on acceptable terms.  We might also become subject to liability for pollution or other hazards which may not be insured against or which we may elect not to insure against because of premium costs or other reasons.  Losses from these events may cause us to incur significant costs that could have a material adverse effect upon our financial performance and results of operations.  Such costs could potentially exceed our asset value and cause us to liquidate all of our assets, resulting in the loss of your entire investment in our common stock.

IF WE DO NOT FIND A JOINT VENTURE PARTICIPANT FOR THE CONTINUED DEVELOPMENT OF OUR MINING CLAIMS, WE MAY NOT BE ABLE TO ADVANCE THE EXPLORATION WORK.

If the initial results of our mineral exploration program are successful, we may try to enter into a joint venture agreement with a third party for the further exploration and possible production of the properties covered by our mining claims.  We would face competition from other junior mineral resource exploration companies if we attempt to enter into a joint venture agreement with a third party.  A prospective joint venture participant could have a limited ability to enter into joint venture agreements with junior exploration companies, and will seek the junior exploration companies who have the properties that it deems to be the most attractive in terms of potential return and investment cost.  In addition, if we entered into a joint venture agreement, we would likely assign a percentage of our interest in the mining claims to the joint venture participant.  If we are unable to enter into a joint venture agreement with a third party, we may fail and you will lose your entire investment in our common stock.

WE RELY ON OUR MEMBER OF MANAGEMENT, THE LOSS OF WHOSE SERVICES WOULD HAVE A MATERIAL ADVERSE EFFECT ON OUR SUCCESS AND DEVELOPMENT.

Our success depends to a certain degree upon our only member of management.  This individual is a significant factor in our growth and success.  The loss of the service of our manager could have a material adverse effect on us.  In particular, our success is highly dependent upon the efforts of our sole officer and sole director, the loss of whose services would have a material adverse effect on our success and development.

BECAUSE OUR DIRECTOR AND OFFICER HAVE NO EXPERIENCE IN MINERAL EXPLORATION AND DO NOT HAVE FORMAL TRAINING SPECIFIC TO THE TECHNICALITIES OF MINERAL EXPLORATION, THERE IS A HIGHER RISK OUR BUSINESS WILL FAIL.

Our sole officer and director has no experience in mineral exploration and does not have formal training as a geologist or in the technical aspects of management of a mineral exploration company.  As a result of this inexperience there is a higher risk of our being unable to complete our business plan for the exploration of our mining claims.  In addition, we will have to rely on the technical services of others with expertise in geological exploration in order for us to carry out planned exploration program.  If we are unable to contract for the services of such individuals, it will make it difficult and maybe impossible to pursue our business plan.  There is thus a higher risk that our operations, earnings and ultimate financial success could suffer irreparable harm and our business will likely fail and you will lose your entire investment in our common stock.

9

BECAUSE OUR MANAGER LACKS TECHNICAL TRAINING AND EXPERIENCE WITH EXPLORING FOR, STARTING AND/OR OPERATING A MINE, THERE IS A HIGHER RISK OUR BUSINESS WILL FAIL.

Our manager lacks technical training and experience with exploring for, starting and/or operating a mine.  With no direct training or experience in these areas, our manager may not be fully aware of many of the specific requirements related to working within this industry.  Our manager’s decisions and choices may not take into account standard engineering or managerial approaches which mineral exploration companies commonly use.  Consequently, our operations, earnings and ultimate financial success could suffer irreparable harm due to our manager’s lack of experience in the industry.

BECAUSE OF THE FIERCELY COMPETITIVE NATURE OF THE MINING INDUSTRY WE MAY BE UNABLE TO MAINTAIN OR ACQUIRE ATTRACTIVE MINING PROPERTIES ON ACCEPTABLE TERMS WHICH WILL MATERIALLY AFFECT OUR FINANCIAL CONDITION.

The mining industry is competitive in all of its phases.  We face strong competition from other mining companies in connection with the acquisition of properties producing, or capable of producing, precious and base metals.  Many of these companies have greater financial resources, operational experience and technical capabilities.  As a result of this competition, we may be unable to maintain or acquire attractive mining properties on terms we consider acceptable or at all.  Consequently, our revenues, operations and financial condition could be materially adversely affected.

BECAUSE OUR EXECUTIVE OFFICER HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATION, CAUSING OUR BUSINESS TO FAIL.

Our executive officer is spending only approximately 10% of his business time on providing management services to us.  While our officer presently possesses adequate time to attend to our interests, it is possible that the demands on him from her other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business.  This could negatively impact our business development.

THE RECENTLY ENACTED JOBS ACT WILL ALLOW US TO POSTPONE THE DATE BY WHICH WE MUST COMPLY WITH SOME OF THE LAWS AND REGULATIONS INTENDED TO PROTECT INVESTORS AND TO REDUCE THE AMOUNT OF INFORMATION WE PROVIDE IN OUR REPORTS FILED WITH THE SEC, WHICH COULD UNDERMINE INVESTOR CONFIDENCE IN OUR COMPANY AND ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

For so long as we remain an “emerging growth company” as defined in the JOBS Act, we may take advantage of certain exemptions from various requirements that are applicable to public companies that are not “emerging growth companies” including:

•

the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting;

•

the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and some of the disclosure requirements of the Dodd-Frank Act relating to compensation of its chief executive officer;

•

the requirement to provide detailed compensation discussion and analysis in proxy statements and reports filed under the Securities Exchange Act of 1934, and instead provide a reduced level of disclosure concerning executive compensation; and

•      any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

We may take advantage of these exemptions until we are no longer an “emerging growth company.”  We would cease to be an “emerging growth company” upon the earliest of: (i) the first fiscal year following the fifth anniversary of this offering; (ii) the first fiscal year after our annual gross revenues are $1 billion or more; (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities; or (iv) as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

Although we are still evaluating the JOBS Act, we currently intend to take advantage of some, but not all, of the reduced regulatory and reporting requirements that will be available to us so long as we qualify as an “emerging growth company.”  For example, we have irrevocably elected not to take advantage of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act.  Our independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of our internal control over financial reporting so long as we qualify as an “emerging growth company,” which may increase the risk that weaknesses or deficiencies in our internal control over financial reporting go undetected.  Likewise, so long as we qualify as an “emerging growth company,” we may elect not to provide you with certain information, including certain financial information and certain information regarding compensation of our executive officers, that we would otherwise have been required to provide in filings we make with the SEC, which may make it more difficult for investors and securities analysts to evaluate our company.  We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions.  If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock, and our stock price may be more volatile and may decline.

10

RISKS RELATED TO OUR COMMON STOCK

THERE IS NO ACTIVE TRADING MARKET FOR OUR COMMON STOCK AND IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, OUR INVESTORS WILL BE UNABLE TO SELL THEIR SHARES.

There is currently no active trading market for our common stock and such a market may not develop or be sustained.  We currently plan to have our common stock quoted on FINRA's OTC Bulletin Board upon the effectiveness of this registration statement of which this prospectus forms a part.  In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in our shares of common stock.  At the date hereof we are not aware that any market maker has any such intention.  However, we cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.  Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members.  If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment.  If we establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors.  In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of developmental stage companies, which may materially adversely affect the market price of our common stock.

OUR STOCK IS A PENNY STOCK.  TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC'S PENNY STOCK REGULATIONS AND THE NASD'S SALES PRACTICE REQUIREMENTS, WHICH MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

Our common stock will be subject to the "Penny Stock" Rules of the Securities and Exchange Commission (the "SEC"), which will make transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.

We currently plan to have our common stock quoted on the OTC Bulletin Board, which is generally considered to be a less efficient market than markets such as NASDAQ or the national exchanges, and which may cause difficulty in conducting trades and difficulty in obtaining future financing.  There is no assurance of when, if ever, our stock will be listed on an exchange.  Further, our securities will be subject to the "penny stock rules" adopted pursuant to Section 15(g) of the Securities Exchange Act of 1934, as amended.  The penny stock rules apply generally to companies whose common stock trades at less than $5.00 per share, subject to certain limited exemptions.  Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances.  Many brokers have decided not to trade "penny stock" because of the requirements of the "penny stock rules" and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited.  In the event that we remain subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market, if any, for our securities.  Because our securities are subject to the "penny stock rules,” investors will find it more difficult to dispose of our securities.  Further, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties, including statements regarding our capital needs, business plans and expectations.  Such forward-looking statements involve risks and uncertainties regarding the market price of gold and other valuable minerals, availability of funds, government regulations, operating costs, exploration costs, outcomes of exploration programs and other factors.  Forward-looking statements are made, without limitation, in relation to operating plans, property exploration and development, availability of funds, environmental reclamation, operating costs and permit acquisition.  Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements.  In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology.  Actual events or results may differ materially.  In evaluating these statements, you should consider various factors, including the risks outlined in this prospectus.  These factors may cause our actual results to differ materially from any forward-looking statement.  While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding our business plans, our actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  We do not intend to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus

Use of Proceeds

The Selling Stockholders are selling shares of common stock covered in the prospectus for their own account.  We will not receive any of the proceeds from the resale of these shares.  We have agreed to bear the expenses relating to the registration of the shares for the Selling Stockholders.

11

Determination of Offering Price

Not applicable.  The selling stockholders may offer their shares through public or private transactions, on or off OTCBB, at prevailing market prices, or at privately negotiated prices.  There is no assurance of when, if ever, our stock will be listed on an exchange.

Dilution

Not applicable.  We are not offering any shares in this registration statement.  All shares are being registered on behalf of our selling shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 330,000 shares of common stock offered through this prospectus.  These shares were acquired from us in private placements that were exempt from registration provided under Regulation 4(2) of the Securities Act of 1933.  All shares were issued by us in transactions not involving any public offering, to purchasers who had enough knowledge and experience in finance and business matters to evaluate the risks and merits of the investment, who had access to the type of information normally provided in a prospectus, and who agreed not to resell or distribute the securities to the public.  In addition, we did not use any form of public solicitation or general advertising in connection with the issuance of the shares.

The following table provides as of the date of this prospectus, information regarding the ownership of our common stock held by each of the selling shareholders, including:

•

the number of shares owned by each prior to this offering;

•

the total number of shares that are to be offered for each;

•

the total number of shares that will be owned by each upon completion of the offering; and

•

the percentage owned by each upon completion of the offering.

Name Of Selling Shareholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares to Be Owned Upon Completion Of This Offering	Percentage of Shares owned Upon Completion of This Offering
Eliberto Pajoy Gil	10,000	10,000	Nil	Nil
Lina Yecsenia Ordonez Bravo	10,000	10,000	Nil	Nil
Virginia Vander Leest (1)	10,000	10,000	Nil	Nil
Alexander Bravo Ordonez	10,000	10,000	Nil	Nil
Edwin Javier Castaneda Romero	10,000	10,000	Nil	Nil
Diego Armando Munoz Munoz	10,000	10,000	Nil	Nil
Juan Pablo Velasquez Losada	10,000	10,000	Nil	Nil
Jhonathan Alexander Mendoza Gomez	10,000	10,000	Nil	Nil
Yader Esmitson Arteaga Yascual	10,000	10,000	Nil	Nil
Viviana Yuridia Arteaga Yascual	10,000	10,000	Nil	Nil
Milton Alveiro Gomez Rosero	10,000	10,000	Nil	Nil
Maria Del Carmen Yascual Titistar	10,000	10,000	Nil	Nil
Giancarlo Pajoy Rivas	10,000	10,000	Nil	Nil
Stella Guzman	10,000	10,000	Nil	Nil
Debora Katherine Urbano	10,000	10,000	Nil	Nil
Maria Sohe Osorio Giraldo	10,000	10,000	Nil	Nil
Randy Guzman Salazar	10,000	10,000	Nil	Nil
Mabel Adriana Narvaez Duque	10,000	10,000	Nil	Nil
Leyder Oliveros Salcedo	10,000	10,000	Nil	Nil
Carlos Humberto Salazar Osorio	10,000	10,000	Nil	Nil
Carl Ekstrom	10,000	10,000	Nil	Nil
Cristhian Paul Salazar Gaviria	10,000	10,000	Nil	Nil
Jefferson Enrique Velasquez Guzman	10,000	10,000	Nil	Nil
Reid Campbell	10,000	10,000	Nil	Nil
Ashton Reinboldt	10,000	10,000	Nil	Nil
Johny Penaloza Millan	10,000	10,000	Nil	Nil
Evely Yojana Ordonez Bravo	10,000	10,000	Nil	Nil
Ruben Lopez Perez	10,000	10,000	Nil	Nil
Libardo Andres Chaux Martinez	10,000	10,000	Nil	Nil
Dylan Exton	10,000	10,000	Nil	Nil
Dustin Walz	10,000	10,000	Nil	Nil
Taylor Langford	10,000	10,000	Nil	Nil
John Adam Vander Leest	10,000	10,000	Nil	Nil

(1)

Virginia Vander Leest is the mother of our sole officer and director.

The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 10,330,000 shares of common stock outstanding on the date of this prospectus.

Other than disclosed above, none of the selling shareholders:

1.

has had a material relationship with us other than as a shareholder at any time within the past three years;

2.

has ever been one of our officers or directors; or

3.

is a broker-dealer; or broker-dealer's affiliate.

12

Plan of Distribution

Timing of Sales

The selling stockholders may offer and sell the shares covered by this prospectus at various times.  The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

Offering Price

The selling stockholders will sell their shares at an offering price of $0.10 per share until our shares are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market.  Thereafter, the sales price offered by the selling stockholders to the public may be:

1.

the market price prevailing at the time of sale;

2.

a price related to such prevailing market price; or

3.

such other price as the selling stockholders determine from time to time.

Our common stock is not currently listed on any national exchange or electronic quotation system.  To date, no actions have been taken to list our shares on any national exchange or electronic quotation system.  If our common stock becomes publicly traded, then the sales price to the public will vary according to the selling decisions of each selling stockholder and the market for our stock at the time of resale.

Manner of Sale

The selling stockholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares.  Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate.  Brokers or dealers may receive commissions, discounts or concessions from the selling stockholders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale.  The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.  Broker-dealers may agree with a selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder.  Broker-dealers who acquired shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions.  In connection with resales of the shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our selling stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act.  In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

13

Regulation M

We have advised the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates.  Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.  Accordingly, the selling stockholder is not permitted to cover short sales by purchasing shares while the distribution of it taking place.  Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.  In addition, we will make copies of this prospectus available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock.  These expenses are estimated to be $88,417, including, but not limited to, legal, accounting, printing and mailing fees.  The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock, with a par value of $0.001 per share.  As of August 31, 2012, there were 10,330,000 shares of our common stock issued and outstanding held by 34 shareholders of record.

Common Stock

Registered holders of our common stock are entitled to exercise one vote per share on all matters submitted to a vote of the stockholders, including the election of directors.  Except as otherwise required by law or as provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power.  Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock.  The holders of a majority of the shares issued, outstanding, and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by Nevada statute or by the Articles.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.  Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.  See "Dividend Policy."

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up of our company, the holders of shares of our common stock will be entitled to receive pro rata all of our assets available for distribution to such holders.

In the event of any merger or consolidation of our company with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

14

Preferred Stock

As of the date of this prospectus, there is no preferred stock issued or authorized.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

Interests of Named Experts and Counsel

The legality of the shares offered under this registration statement is being passed upon by Anthony Giordano. The financial statements included in this prospectus have been audited by De Joya Griffith, LLC.  to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Description of Business

General

We are an exploration stage company engaged in the acquisition and exploration of mineral properties.  Our business plan is not yet complete.  We own our placer prospecting lease to prospect approximately a 0.0613 square mile portion of land located off Canol Highway, 18 miles north of its junction with the Alaskan Highway and 45 miles east south east of Whitehorse, the capital city of the Yukon.  We purchased these claims for $31,500.  The placer prospecting lease covers an area of approximately 0.0613 square miles.  The mining claims cannot be mined but can be eventually staked into claim, if it is kept in good standing.  To keep a claim in good standing the claim holder must work the claim and apply for a certificate of work, or pay a fee in lieu of work.  A claim is in good standing for one year after the date it is recorded.  The official recorded date is the date the mining recorder receives your application form, sketch and fees.  During this one year period, the claim holder is required to do $100.00 worth of representation work on the claim.

The property covered by our mining claims does not contain any substantiated mineral deposits or reserves of minerals.  The region is principally a logging region.  The property has no encumbrances.  Minimal exploration has been carried out on the property.  Accordingly, additional exploration of the property is required before any determination as to whether any commercially viable mineral deposit may exist.  Our plan of operations is to carry out preliminary exploration work on the property in order to ascertain whether our mining claims warrants advanced exploration to determine whether they possess commercially exploitable deposits of gold.  We will not be able to determine whether or not the property contains a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on that work concludes economic viability.

We acquired our mining claims in August of 2011.  We have obtained a geological report on the underlying property that has recommended an exploration program.  The geological report was obtained from APEX Geoscience, an unaffiliated third party.  We have determined to proceed with the first phase of this recommended exploration program.  The estimated cost of this exploration program is $20,000.  As at August 31, 2012, we had cash reserves of $5,094 and working capital deficit of $75,117.  We have insufficient funds to enable us to complete this initial phase of our exploration program, thus we will require additional financing in order to complete full exploration of the property to determine whether sufficient mineralized material, if any, exists to justify staking the mining claims into claim with the view to facilitating eventual mining and production.  Even if we determine that a mineral deposit exists on the property, an economic evaluation must be completed before the economic viability of commercial exploitation of the property could be completed.  Both advanced exploration and an economic determination will be contingent upon the results of our preliminary exploration programs and our ability to raise additional financing in order to proceed with advanced exploration and an economic evaluation.  There is no assurance that we will be able to obtain any additional financing to fund our exploration activities.

15

Exploration Stage Company

We are considered an exploration or exploratory stage company as we are involved in the examination and investigation of land that we believe may contain valuable minerals, for the purpose of discovering the presence of ore, if any, and its extent.  Since we are an exploration stage company, there is no assurance that a commercially viable mineral deposit exists on the property covered by the mining claims, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our future exploration is determined.  We have no known reserves of any type of mineral.  To date, we have not discovered an economically viable mineral deposit on the property, and there is no assurance that we will discover one.

Acquisition of Our mining claims

On August 11, 2010, we entered into an agreement with Oro Quest Inc. to purchase Joe and Bob, both located in the Whitehorse district.  Joe’s information is as follows:  YD117413 grant number.  Reg type: Quartz. Karl Gruber Jr. -100% claim owner. 105C14 NTS map number. Ops number 500226871. Operation recording date; 2010-11-03.  Staking date: 2010-10-24.  Claim expiry date: 2012-11-03.  Bob’s information is as follows:  YD117415 grant number.  Reg type: Quartz. Karl Gruber Jr. -100% claim owner. 105C05 NTS map number. Ops number 500226872. Operation recording date: 2010-11-03, staking date: 2010-10-29. Claim expiry date: 2012-11-03.  Both claims were purchased for $18,500.

On November 8, 2011, we entered into an agreement with Oro Quest Inc. to purchase Zee and Dio, both located at Whitehorse district.  Zee’s information is as follows:  YD117414 grant number.  Reg type: Quartz. Jenny Gruber-100% claim owner. 105C05 NTS map number. Ops number 500229162. Operation recording date: 2010-11-25. Staking date: 2010-10-30.  Claim expiry date: 2012-11-25.  Dio’s information is as follows:  YD117412 grant number.  Reg type: Quartz. Karl Gruber Jr. -100% claim owner. 105D14 NTS map number. Ops number 500231165. Operation recording date: 2010-12-03. Staking date: 2010-11-06.  Claim expiry date: 2012-12-03.  Both claims were purchased for $13,000.00.

Whitehorse Area Stream Geochemistry with Digital Elevation Model & Mineral Occurrences
Elevated Gold & Silver Values Near Eauker Minerals Inc. Properties

135°30'0"W
135°0'0"W
134°30'0"W
134°0'0"W
133°30'0"W
133°0'0"W
132°30'0"W
61°0'0"N
60°45'0"N
60°30'0"N
60°15'0"N
Klondike Highway
Takhini
Ibex Valley
Whitehorse
MacRae
Marsh Lake
Alaska Highway
Canol Road
Johnsons Crossing
Brooks Brook
Robinson
Mt. Lorne
Tagish
Jakes Corner
Atlin Road
Tagish Road
Carcross
Teslin
N
S
E
W
YD117414
YD117412
YD117415
YD117413
Prospecting Lease
Quartz Claims
Placer Claims
Quartz Mining Land Use Permit
Placer Mining Land Use Permit
highways
Roads
Logging Roads
Au + 50X Median Value
Ag + 1.5X Median Value
Documented Mineral Occurrences
Discovered Gold Veins
0 5 10 Miles
0 10 20 km

Map Compiled from Public Data
By Chris Adamson, April 2012

The mining claims constitute a disposition of land granted under the Placer Mining Act (Yukon Territory, Canada).  The mining claims cannot be mined but can be staked into claim if it is kept in good standing.

The area is part of the Yukon Plateau of the Canadian Cordillera with subdued rounded mountains with broad rolling upland interstream areas between north-northwesterly trending ranges which constitute the north-westward extension of the Cassiar Mountains into Alaska.  In the area of the Nisutlin River valley the elevations range from the 2,500 feet to above 6,000 feet and in the area of the placer claims the elevation is just below 3,000 feet.

16

Our Ownership Interest in the mining claims

We own title to the mining claims.

Our claim was evaluated upon the initiation by James Oei, the President of Silica Resources Corp.  The area was researched, and several trips were undertaken to various placer areas to get more information and a better understanding of the area’s potential. An extensive report has been provided by geologist Laurence Stephenson.

Property Description and Location of Our mining claims

The property that is the subject of our mining claims lies below the confluence of Sydney and Iron Creeks, tributaries of Nisutlin River, which flows in to Lake Teslin, just off the Alaskan Highway, in the Yukon’s Coastal Mountain ranges.  The property is 20 miles west of the town of Carcross, Yukon and approximately 45 miles east southeast of Whitehorse.  To date we have not discovered an economically viable mineral deposit on the mineral property, and there is no assurance that we will discover one.

The Togsquanga claim YD 117415 is located in the interior Yukon Plateau, approximately 100km from Whitehorse, in NTS zone 105C.  The claim name “Togsquanga” is a hybrid name coined from the Squanga Lake to the north, and a previously drilled gold prospect named “Tog” situated 1km to the south of the claim.  The officially recorded name of the claim with the Yukon Government is “Bob”. The Company refers to this claim as the Togsquanga/Bob property.

YD117415 "Bob" - Surrounding Land Ownership

Squanga Lake
Podiform Chromite
Ultramafic-hosted asbestos
Summit Lake
None
None
None
Au-Quartz Veins
Ultramafic-hosted asbestos
Wolf Lake
Seaforth Lake
Alaska Highway
Unknown
Dalayee Lake
YD117415
First Nations Land
First_Nation_Heritage_Routes
Private Land
Areas Withdrawn from Staking
Expired Quartz Claims
Quartz Claims
Placer Claims
Quartz Mining Land Use Permit Expired
Quartz Mining Land Use Permit
Placer Mining Land Use Permit
Au + 50X Median Value
Documented Mineral Occurrences
Ag + 1.5X Median Value
0
2
4
Km
N
W
E
S

17

The total area of the claim is approximately 0.209 square kilometers and it is located directly on the Klondike Highway, 102 km east of Whitehorse by highway, or 84km by direct helicopter flight.  The Togsquanga claim is situated 50km by helicopter and 82km by road from the Company’s Sidney Creek property, via Canol Road.  See 1:75,000, 1:200,000, and 1:700,000 maps included herein

The Sidney Creek property is comprised of two active mineral claims – quartz claim “Joe” YD 117413, and placer claim “Pete” P 50716 (also known as “Euker” to the Company), located in the interior Yukon Plateau.  The two claims are situated 6.5 km apart, 8km west of Canol Road and are accessible via an 8km all-weather ATV trail which intersects both claims.  The property is approximately 180km from Whitehorse to the west by highway, or 106 km by helicopter flight.  The Bob/Togsquanga property is located 80km from the Sidney Creek claims by highway or 50km by helicopter.

YD117413 "Joe" & P 50716 "Pete" - Surrounding Land Ownership

Volcanogenic Massive Sulphide - type not determined
Unknown
Grayling Lake
Unknown
Unknown
Canol Road
Sidney Lake
YD117413
P 50716 (Active Status*)
First_Nation_Heritage_Routes
First Nations Land
Private Land
Areas Withdrawn from Staking
Expired Quartz Claims
Quartz Mining Land Use Permit
Quartz Claims
Placer Mining Land Use Permit
Placer Claims
Au + 50X Median Value
Documented Mineral Occurrences
Ag + 1.5X Median Value
0
1
2
Km
N
W
E
S

18

YD117414 "Zee" - Surrounding Land Ownership

134°2'0"W
133°55'0"W
133°48'0"W
60°23'0"N
60°19'30"N
Alaska Highway
Unknown
Unknown
Au-Quartz Veins
Jakes Corner
Tagish Road
Atlin Road
N
S
E
W
YD117414
First Nations Land
First_Nation_Heritage_Routes
Private Land
Areas Withdrawn from Staking
Expired Quartz Claims
Quartz Claims
Placer Claims
Prospecting Lease
Quartz Mining Land Use Permit Expired
Quartz Mining Land Use Permit
Placer Mining Land Use Permit
Au + 50X Median Value
Documented Mineral Occurrences
Ag + 1.5X Median Value
0
1.5
3
Km

19

Access, Climate, and Physiography, Local Resources and Infrastructure of Our mining claims

The area can be accessed by two wheel drive vehicle about 3 hours from Whitehorse via the Alaskan Highway and is just 7 miles off the Canol Highway.  Whitehorse, the capital city of the Yukon Territory, is fully serviced community of approximately 15,000 people and with Rail and air transport and major power transmission. Lower slopes forested and mantled by glacial drift and colluvium, reflecting the various phases of continental and alpine glaciations although local cliffs and creek canyons afford good rock exposure.

The Togsquanga claim is considered by the Company to be prospective for several reasons.  Firstly, the proximity of the claim to the Klondike Highway, Whitehorse, and the U.S, Canadian, and global markets is important for the provision of labor, communication, supplies, and for the development of a viable export mining operation.  Secondly, the property is located within 1-4km of three Yukon Government Minifile Mineral Occurances, including one drilled gold prospect - “The Tog/Dalayee Lake Occurance”.  Most importantly, the geology of the area, particularly the ultramafic intrusions surrounding the Tog claim, are known “traps” for gold, silver and other precious mineral occurances, as is shown in the 1:75,000 , 1:200,000, and 1:700,000 scale maps of the property.  Note how the mineral occurances can clearly be seen to trace the ultramafic occurances near the Tog claim.

All amenities including police, hospitals, groceries, fuel, helicopter services, hardware and other necessary items are located within 80-100km of the properties and are accessible via a short helicopter ride or highway drive. Labor, construction, and placer equipment companies are also present in Whitehorse.  There is a campsite located close to the Bob claim along the Klondike Highway, 1 km to the north east.

The vegetation is typical of the interior Yukon Plateau with a mix of fir trees with alder, willow and cottonwood on old trails and poorly drained areas. Climate is dramatically changed with long, cold winters and warmer summers.  Exploration is expected to be conducted on the property primarily during summer months when ground conditions permit sampling, staking of additional claims to tie on to existing claims, removal of overburden, drilling and underground exploration.  Mapping has been done on the property by an independent consultant which has identified targets for future exploration and possible expansion of the property through additional tie-on staking.

Lower slopes are forested and mantled by glacial drift and colluvium, reflecting the various phases of continental and alpine glaciation, although local cliffs and creek canyons afford good rock exposure. (Colluvium refers to loose bodies of sediment that has been deposited or built up at the bottom of a low grade slope or against a barrier on that slope, transported by gravity.)  The Bob claim is located 1000m above sea level and is surrounded by several lakes, namely Squanga lake to the north and Dalayee lake to the south.

The Sidney Creek claims are considered highly prospective by the Company due to their proximity to  existing infrastructure, active mineral operations, and previously discovered Yukon Minifile prospects and showings, including drilled gold prospects (please see 1:75,000, 1:200,000 and 1:700,000 scale maps of the property).  The Sidney Creek property is bisected by a large ultramafic intrusion which follows along Sidney Creek.

Less than one kilometer to the south is the Bruno Poulin Mining Land Use Permit (LQ00257).   Currently, the Yukon Government has approved a water use application (PM05-482) for a placer mining undertaking pursuant to mining land use approval AP05-42.  Limited regional mapping by a consultant on this property uncovered a Cretaceous pluton and argillite, quartzite, limestone and chloritic volcanics assumed to belong to the Big Salmon Complex.

The Bruno Poulin mining land use operation hosts 2 mineral occurances (Bobo and Rae occurances) positioned immediately south of Sidney Creek.  The regional geology of this area shows a large ultramafic intrusion which covers the entire length of the creek.   The Euker claim is directly positioned on the creek.  Another mining land use permit 8km to the north west also follows along Sidney Creek.  Mineral occurances can be found in abundance along Sidney Creek as alluvial glacial deposits have deposited precious minerals such as gold, silver, copper, zinc, iron, and chromium near the creek.  Similarly to the Bob claim area, the ultramafic occurances along Sidney Creek are traps for gold and silver mineralization and host a variety of other precious metals including zinc, copper and chromium.Lower slopes are forested and mantled by glacial drift and colluvium, reflecting the various phases of continental and alpine glaciation although local cliffs and creek canyons afford good rock exposure. (Colluvium refers to loose bodies of sediment that has been deposited or built up at the bottom of a low grade slope or against a barrier on that slope, transported by gravity.) The vegetation is typical of the interior Yukon Plateau with a mix of fir trees with alder, willow and cottonwood on old trails and poorly drained areas. Climate is dramatically changed with long, cold winters and warmer summers.   Exploration is expected to be conducted on the property primarily during summer months when ground conditions permit sampling, staking of additional claims to tie on to existing claims, removal of overburden, drilling and underground exploration.  Mapping has been done on the property by an independent consultant which has identified targets for future exploration and possible expansion of the property through additional tie-on staking.

Lower slopes are forested and mantled by glacial drift and colluvium, reflecting the various phases of continental and alpine glaciation although local cliffs and creek canyons afford good rock exposure. (Colluvium refers to loose bodies of sediment that has been deposited or built up at the bottom of a low grade slope or against a barrier on that slope, transported by gravity.)All amenities including police, hospitals, groceries, fuel, helicopter services, hardware and other necessary items are available via short helicopter ride. Construction and placer equipment companies are present in communities nearby.  There is a campground approximately 10km up Canol Road from the Sidney Creek properties.

The vegetation is typical of the interior Yukon Plateau with a mix of fir trees with alder, willow and cottonwood on old trails and poorly drained areas. Climate is dramatically changed with long, cold winters and warmer summers.

The most snow is observed on the tops of the hills in late January. All the population centers in the area totaling almost 15,000 people are within a one to two hour drive of the project and provide all amenities including police, hospitals, groceries, fuel, helicopter services, hardware and other necessary items.  Construction and placer equipment companies are present in the communities nearby while assay facilities are located in Whitehorse. A small map showing the location to our mining claims is presented below:

20

YD117412 "Dio" - Geology, Prospects & Infrastructure

135°26'0"W
135°19'0"W
135°12'0"W
60°54'30"N
60°51'0"N
Burma Road
Unknown
Vista Road
Unknown
Klondike Highway
Gully Road
Unknown
5 Mile Rd
Mile 4.7 Dr
Polymetallic Veins Ag-Pb-Zn+/-Au
Springer Road
Boreal Road
Takhini Hot Springs Road
Simmons Place
Ford Farms Road
Rivendale Road
3 Mile Rd
Smiths Road
Couch Road
Cu+/-Ag Quartz Veins
Unknown
Unknown
Creek Road
Alaska Highway
Old Alaska Highway
Old Alaska Highway
Ibex Valley
N
S
E
W
Legend
YD117412
Quartz Mining Land Use Permit
Quartz Claims
Expired Quartz Claims
Placer Mining Land Use Permit
Placer Claims
conglo/limestone/dolostone
diorite/quartz monzonite/monzonite
granite/alaskite/quartz monzonite/granodiorite
granodiorite/diorite/monzodiorite
granodiorite/quartz monzonite/quartz diorite/diorite/porphyry qtz monzonite/granite/monzonite/syenite/granodiorite/qtz diorite sandstone/conglo/dacite/tuff
shale/sandstone/conglo
silt/sand/gravel
Au + 50X Median Value
Documented Mineral Occurrences
Ag + 1.5X Median Value
0
1.5
3
Km

21

YD117415 "Bob" - Geology, Prospects & Infrastructure

Squanga Lake
Podiform Chromite
Ultramafic-hosted asbestos
Summit Lake
Ultramafic-hosted asbestos
Au-Quartz Veins
None
None
Wolf Lake
Alaska Highway
Seaforth Lake
Unknown
Dalayee Lake
N
W
E
S
YD117415
Expired Quartz Claims
Quartz Claims
Placer Claims
Quartz Mining Land Use Permit
Placer Mining Land Use Permit
breccia/limestone
chert/siltstone/sandstone/shale
conglo/limestone/dolostone
ultramafics
granite/granodiorite/quartz monzonite
greenstone/metabasite
shale/conglo/limestone
shale/sandstone/conglo
Au + 50X Median Value
Documented Mineral Occurrences
Ag + 1.5X Median Value
0
2
4
Km

22

YD117414 "Zee" - Geology, Prospects, and Infrastructure

134°2'0"W
133°55'0"W
133°48'0"W
60°23'0"N
60°19'30"N
Alaska Highway
Unknown
Unknown
Au-Quartz Veins
Jakes Corner
Tagish Road
Atlin Road
Little Atlin Lake
N
W
E
S
YD117414
Expired Quartz Claims
Quartz Claims
Placer Claims
Prospecting Lease
Quartz Mining Land Use Permit Expired
Quartz Mining Land Use Permit
Placer Mining Land Use Permit
Au + 50X Median Value
Documented Mineral Occurrences
Ag + 1.5X Median Value
Yukon Bedrock Geology
breccia/limestone
conglo/limestone/dolostone
ultramafic
greenstone/metabasite
shale/conglo/limestone
shale/sandstone/conglo
0
1.5
3
Km

23

YD117413 "Joe" & P 50716 "Pete" - Geology, Prospects & Infrastructure

133°20'0"W
133°13'0"W
133°6'0"W
60°51'0"N
60°47'30"N
Volcanogenic Massive Sulphide - type not determined
Unknown
Grayling Lake
Unknown
Unknown
Canol Road
Sidney Lake
P 50716 (Active Status*)
YD117413
Expired Quartz Claims
Quartz Mining Land Use Permit
Quartz Claims
Placer Mining Land Use Permit
Placer Claims
Yukon Bedrock Geology
ultramafics
granite/quartz monzonite/granodiorite
marble
orthogneiss
quartzite/qt-ms-schist
silt/sand/gravel
slate/siltstone/quartzite
Au + 50X Median Value
Documented Mineral Occurrences
Ag + 1.5X Median Value
0
2
4
Km
N
W
E
S

24

Prior Exploration

No full scale or systematic exploration of the placers has been undertaken.  Little surface mapping or sampling has been completed on the property that is the subject of our mining claims.  None of the prior exploration on the property has been completed by us, other than the preparation of a geological report.

The deposits were discovered in 1905, worked intermittently until the mid-1930’s, and then received an examination of the placers at the Sidney and Iron Creeks junction in the 1950’s by geologist Robert Steiner.  No recent work has been conducted since the late 1980’s.  At that time, there were at least two and possibly three rudimentary placer sampling and evaluation programs undertaken on Iron and Sidney Creeks.  The drop in price of gold in the 1980’s paused exploration and has only experienced resurgence with the surge in price of gold.

Present Condition and Current State of Exploration

Our mining claims presently do not have any mineral reserves.  The property that is the subject of our claim is undeveloped and does not contain any open-pit or underground mines.  There is no plant or equipment located on the property.

Geology of Our mining claims

The area's bedrock geology includes younger Paleozoic and Mesozoic stratified rocks to the southwest, including the area of the claims and a broad terrain of early Paleozoic and Proterozoic rocks to the northeast.  The northwesterly trending fold axes of the stratified rocks are intruded by Cretaceous felsic and Permian- Jurassic mafic bodies.

Glaciation in the area consists of several different episodes and includes both continental and alpine types.  The most recent continental ice sheets moved in a westerly to southwesterly direction and are antedated by alpine glaciation and prior continental glaciation.  The peneplanation which is reflected in the rounded mountainous terrain tops was due to the continental ice sheets while the sharp cirque and U-shaped valleys gravel terraces were shaped by the latter alpine glacial reconcentration of the ancient detritus into the present day features.

Placer deposits occur as a result of the scouring of the rock by the glaciation, deposition of the debris and subsequent sifting by their melt waters into active valley stream channels or old stream channels.  Since this is an ongoing process that has occurred throughout the geological time scale, there are older "tertiary" channels that were deposited.  Repetition of the alluvial process has had occasion to concentrate or redistribute these older channels into new auriferous high grade "Eldorados.”

Regional Geochemical

Regionally the area is anomalous in gold values, but no systematic surveying of the area by government can be identified as useful to the definition of concentrations of placer deposits.

Our Planned Exploration Program

Our phased exploration work program on the mining claims will include gaining information to assess the amount of placer material involved and a detailed placer pit testing program.

A budget of $20,000 is estimated for phase one and it is expected to take approximately 6 months to complete.  We expect to commence this phase of the exploration program in Spring 2011 depending on the availability of personnel and equipment.  If we are unable to fine the necessary personnel and equipment, phase one of our exploration program could possibly be delayed until Summer 2011 or Fall 2011, depending on when this requirement is fulfilled.  To date, we have spent nothing on exploration expenditures on the property, other than amounts spent in completing geological reports on our mining claims.

25

The components of the budget for phase one of the work programs are as follows:

Phase One	Budgeted Expense
Geologist Geomorphology (5 days @ $500/day)	$ 2,500
Geological technicians (2) (5 days @ $250/day)	2,500
Equipment rental (bulldozer, backhoe, processing plant vehicles, pumps for test pits @ $4000/day)	8,000
Fuel, Food, Field Supplies	2,500
Analysis - concentrate	200
Mobilizing equipment to site	1,000
Supervising report analysis	1,500
Contingency	1,800
Phase One Total:	$ 20,000

Our Board of Directors will make a determination whether to proceed with further exploration work upon completion of phase one.  In completing this determination we will assess whether the results of phase one are sufficiently positive to enable us to obtain any additional financing that we will then require.  This analysis will include an assessment of the market for financing of junior mineral exploration projects at the time of our assessment.

It is presently expected that phase two of the exploration program will cover detailed geological mapping and sampling of the area.  Phase two is expected to take up to 6 months to complete.  Phase three will involve permitting for full-scale mining operations.  Phase three is also expected to take up to 6 months to complete.  The components of the budget for the second and third phases of the exploration work program are as follows:

Phase Two	Budgeted Expense
Mapping alluvium	$ 5,000
Drill site preparation including permitting	2,500
Drilling 300 meters (reverse circulation/water well drilling)	20,000
Bulk sample testing	26,000
Supervising report analysis	1,500
Contingency	5,000
Phase Two Total:	$ 60,000

Phase Three	Budgeted Expense
Permitting	$ 10,000
Initial preparation and equipment surety	55,000
Reporting and supervision	5,000
Phase Three Total:	$ 70,000

Our Board of Directors will make a determination whether to proceed with the third phase of the recommended work program only upon completion of phase two.  In completing this determination we will make an assessment as to whether the results are sufficiently positive to enable us to obtain the additional financing that would be necessary for us to proceed.  Positive results means that a geoscientist states that there is a strong likelihood of value being added by completing the next phase of exploration.

We have not chosen anyone specific to conduct exploration work on the property.  We intend to choose a geologist recognized in the Yukon Territory who has had experience working in the regional area of the property.  We intend to field offers from different geologists who are keen to build on their previous experiences working in the area and we will choose the most qualified person amongst the various interested candidates.  We will like to begin this process within the next 2 months; we are estimating it will take up to 3 months to hire the right geologist.

The contingency funds allocated in phases one and two are there to cover unexpected expenses which may arise while the actual work commences, such as severe weather issues which cause delays, causing additional days needed for personnel and/or equipment.

26

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the Whitehorse Region.  The term of our mining claims is one year and it can be renewed twice.  Accordingly, the claim may be held for a maximum of three years.  Testing work must be performed and filed pursuant a prospecting program meeting certain minimal requirements under the Placer Mining Act no later than the anniversary date of the claim in each year.

Any testing work undertaken on our mining claims must be conducted in a manner that minimizes disruption to the environment, and must comply with applicable legislation including the Waters Act (Yukon Territory).  Mining and preparing the ground for mining are not permitted on mining claims.

Additional approvals and authorizations may be required from other government agencies, depending upon the nature and scope of the proposed exploration program.  The amount of these costs is not known at this time as we do not know the size, quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position.

We already have approval to proceed with phase one of our exploration program.  During the one year period of acquiring the claim, the Company, as the claim holder, is required to do $100 worth of representation work on the claim.  To apply to do work on a claim, the fee is $5 per claim per year.

Competition

We are a junior mineral resource exploration company.  We compete with other mineral resource exploration companies for financing and for the acquisition of new mineral properties.  Many of the mineral resource exploration companies with whom we compete have greater financial and technical resources than those available to us.  Accordingly, these competitors may be able to spend greater amounts on acquisitions of mineral properties of merit, on exploration of their mineral properties and on development of their mineral properties.  In addition, they may be able to afford more geological expertise in the targeting and exploration of mineral properties.  This competition could result in competitors having mineral properties of greater quality and interest to prospective investors who may finance additional exploration and development.  This competition could adversely impact on our ability to achieve the financing necessary for us to conduct further exploration of our mineral properties.

We will also compete with other junior mineral exploration companies for financing from a limited number of investors that are prepared to make investments in junior mineral exploration companies.  The presence of competing junior mineral exploration companies may impact on our ability to raise additional capital in order to fund our exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors.

We will also be compete with other junior and senior mineral companies for available resources, including, but not limited to, professional geologists, camp staff, helicopter or float planes, mineral exploration supplies and drill rigs.

Employees

As of the date of this prospectus we have no significant employees other than the officer and director described above under "Directors, Executive Officers, Promoters and Control Persons.”  We intend to retain independent geologists and consultants on a contract basis to conduct the work programs on the mineral property in order to carry our plan of operations.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Offices

Our executive offices are located at 1422 Beech Tree Drive, Green Bay, WI  54304, USA.  Mr. Vander Leest, our President, Chief Executive Officer, Principal Executive Officer and a director, currently provides this space to us free of charge.  This space may not be available to us free of charge in the future.  This office space is part of a residence.

We also have the rights to four mining claims located in the Whitehorse Mining Division of the Yukon Territory, as described above under "Description of Business.”

27

Legal Proceedings

There are no pending or threatened lawsuits against us.

Market for Common Equity and Related Stockholder Matters

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained.  A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales.  Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.  We would like to register our shares for resale by our selling stockholders and then obtain a trading symbol to trade our shares over the OTC Bulletin Board.  However, there is no assurance that we will be successful in getting our common stock quoted on the OTC Bulletin Board.

Penny Stock Considerations

Our shares will be "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00.  Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.  Generally, an individual with a net worth in excess of $10,000,000, or annual income exceeding $100,000 individually or $400,000 together with his or her spouse, is considered an accredited investor.  In addition, under the penny stock regulations the broker-dealer is required to:

•

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•

Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

•

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

•

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market.  These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded.  In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities.  Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

28

OTC Bulletin Board Qualification for Quotation

To have our shares of common stock on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock.  As of the date of this prospectus we have not yet found a Market Maker to file our application on Form 15c211 with FINRA and as of the date of this Prospectus, no filing has been made.  There are 330,000 shares of our common stock held by non-affiliates and 10,000,000 shares of our common stock held by one affiliate, Mr. Vander Leest; Rule 144 of the Securities Act of 1933 defines as restricted securities.  The 330,000 shares being held by non-affiliates are being registered under this registration statement and will be available for sale when the registration statement is declared effective.  The 10,000,000 affiliate shares held by Mr. Vander Leest and shares not being registered in this registration statement will be subject to the resale restrictions of Rule 144.  In general, affiliates holding restricted securities, must hold their shares for a period of at least six months assuming we are current in our SEC reports or one year if we are not, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price.  These restrictions do not apply to re-sales under Rule 144for non-affiliates holding unregistered shares for at least one year.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Once this registration statement is effective, the shares of our common stock being offered by our selling shareholders will be freely tradable without restrictions under the Securities Act of 1933.

In addition to the shares available for resale under this registration statement, as a result of the provisions of Rule 144, all of the restricted securities could be available for sale in a public market, if developed, beginning 90 days after the date of this Prospectus, assuming the volume and method of sale limitations in Rule 144 can be satisfied to the extent required.  The volume limitations limit affiliate sales to no more than 1% of our total issued and outstanding securities every 90 days.  The manner of sale limitations requires sales through a broker on the market in an unsolicited transaction.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Holders

As of the date of this registration statement, we had approximately 34 shareholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future.  We plan to retain any future earnings for use in our business.  Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Stock Option Grants

As of the date of this prospectus, we had not granted any stock options.

29

Plan of Operation

Our plan of operations for the next twelve months is to complete the following objectives within the time periods specified, subject to our obtaining the funding necessary for the continued exploration of our mining claims:

1.

Register our shares for resale by our selling stockholders and then obtain a trading symbol to trade our shares over the OTC Bulletin Board.  However, there is no assurance that we will be successful in getting our common stock quoted on the OTC Bulletin Board.

2.

We plan to conduct phase one of our recommended exploration program on our mining claims.

3.

If warranted by the results of phase one, we intend to proceed with a further phase of a recommended exploration program on the relevant property or properties.

4.

We anticipate spending approximately $1,000 in ongoing general and administrative expenses per month for the next twelve months, for a total anticipated expenditure of $12,000 over the next twelve months.  The general and administrative expenses for the year will consist primarily of professional fees for the audit and legal work relating to our regulatory filings throughout the year, as well as transfer agent fees, annual mining claims fees and general office expenses.

As at August 31, 2012, we had cash reserves of $5,094 and working capital deficit of $75,117.  We anticipate that our cash and working capital will not be sufficient to enable us to complete phase one of our exploration program and to pay for the costs of this offering and our general and administrative expenses for the next 12 months.  Also, our ability to complete phase two of the recommended work program will be subject to us obtaining additional financing as these expenditures will exceed our cash reserves.

During the 12 month period following the date of this registration statement, we anticipate that we will not generate any revenue.  Accordingly, we will be required to obtain additional financing in order to continue our plan of operations.  We believe that debt financing will not be an alternative for funding additional phases of exploration as we do not have tangible assets to secure any debt financing.  We anticipate that additional funding will be in the form of equity financing from the sale of our common stock.  However, we do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund phase two of our exploration program.  In the absence of such financing, we will not be able to continue exploration of our mining claims and our business plan will fail.  Even if we are successful in obtaining equity financing to fund phase two our exploration program, there is no assurance that we will obtain the funding necessary to pursue any advanced exploration of our mining claims following the completion of phase two.  If we do not continue to obtain additional financing, we will be forced to abandon our mining claims and our plan of operations will fail.  Our business plan is not yet complete.  We may consider entering into a joint venture arrangement to provide the required funding to develop our mining claims.  We have not undertaken any efforts to locate a joint venture participant for our mining claims.  Even if we determined to pursue a joint venture participant, there is no assurance that any third party would enter into a joint venture agreement with us in order to fund exploration of our mining claims.  If we entered into a joint venture arrangement, we would likely have to assign a percentage of our interest in our mining claims to the joint venture participant.

Results of Operations

In the following discussions references to 2010 are to the period from inception (July 1, 2010) to August 31, 2012.

Revenues

We have had no operating revenues since our inception on July 1, 2010 to August 31, 2012.  We anticipate that we will not generate any revenues for so long as we are an exploration stage company.

Expenses

We have incurred total operating expenses of $88,417 since our inception on July 1, 2010 to August 31, 2012.  These expenses were comprised of office and general expenses of $8,574 and professional fees of $48,051.  The office and general expenses consists of utilities, insurance, depreciation of equipment and office supplies.

Liquidity and Capital Resources

As at August 31, 2012, we had cash reserves of $5,094 and working capital deficit of $75,117.

Cash Used in Operating Activities

Cash used in operating activities was $17,544 for 2012 and $40,486 from inception on July 1, 2010 to August 31, 2012.  We anticipate that cash used in operating activities will increase in 2013 as discussed under "Plan of Operations.”

Cash from Financing Activities

We have funded our business to date primarily from sales of our common stock.  From our inception, on July 1, 2010, to August 31, 2012, we have raised a total of $77,480 from private offerings of our securities.

There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing.  If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our exploration of our mining claims and our venture will fail.

30

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive exploration activities.  For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Future Financings

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations.  Issuances of additional shares will result in dilution to our existing shareholders.  There is no assurance that we will achieve any additional sales of our equity securities or arrange for other financing to fund our planned exploration activities.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Results of Operations for the Period from July 1, 2010 (Inception) to August 31, 2012

We did not earn any revenues for the period from July 1, 2010 (Inception) to August 31, 2012.  We incurred operating expenses in the amount of $88,417 for the period from July 1, 2010 (Inception) to August 31, 2012.  These operating expenses were comprised of office and general fees of $8,574  professional fees of $48,051, impairment of mineral claims of $31,500, foreign exchange loss of $162 and depreciation of $130.  The professional fees consist of the expenses associated with this offering.

We have not attained profitable operations and are dependent upon obtaining financing to pursue marketing and distribution activities.  For these reasons, there is substantial doubt that we will be able to continue as a going concern.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1.  For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto.  The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

31

Directors, Executive Officers, Promoters and Control Persons

The Board of Directors elects our executive officers annually.  A majority vote of the directors who are in office is required to fill vacancies.  Each director shall be elected for the term of one year and until his successor is elected and qualified or until his earlier resignation or removal.  Our directors and executive officers are as follows:

Name	Age	Position
Mr. John Vander Leest	33	CEO, President & Director

Mr. Vander Leest is responsible for establishing the company’s business model and development.  He has served as our President & CEO since inception.  For the past 5 years Mr. Vander Leest has been employed or is still employed by three different corporations.  From September 2001 to May 2008, Mr. Vander Leest was employed at Kimberly-Clark Corporation. Between the years September 2001 to December 2005 and February 2007 to May 2008, he held the title of Customer Logistics Analyst.  He also held the title of Brand Development Analyst –Project Team from January 2006 to January 2007.

Currently, along with his duties as our sole officer and director, Mr. Vander Leest has two other jobs.  Since January 2009, he has been working for the Green Bay Real Estate LLC as a Broker Associate and since April 2010, he has been working as a Campaign Consultant for New Frontier Group.  Mr. Vander Leest will devote approximately 15 hours a week to our operations.

Family Relationships

There are no family relationships among our officers or directors.

Legal Proceedings

No officer, director or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•

Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

•     Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Principal Executive Officer, our most highly compensated executive officers other than our PEO who occupied such position at the end of our latest fiscal year and up to two additional executive officers who would have been included in the table below except for the fact that they were not executive officers at the end of our latest fiscal year, by us, or by any third party where the purpose of a transaction was to furnish compensation, for all services rendered in all capacities to us for the latest fiscal year ended November 30, 2011.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary FY 2010($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compens- ation ($)	Total ($)
John Vander Leest President, CEO, Secretary, Treasurer and a director	2010	None	None	None	None	None	None	None	None
	2011	None	None	None	None	None	None	None	None

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement.

32

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth the ownership, as of the date of this Prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose.  Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security.  A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right.  More than one person may be deemed to be a beneficial owner of the same securities.  The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days.  Consequently, the denominator used for calculating such percentage may be different for each beneficial owner.  Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.  The mailing address for all persons is 1422 Beech Tree Drive, Green Bay, WI  54304, USA.

Shareholders	# of Shares	Percentage
John Vander Leest	10,000,000	96.8%
All directors and executive officers as a group [1 person]	10,000,000	96.8%

This table is based upon information derived from our stock records.  Unless otherwise subject to community property laws where applicable, the shareholder named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.  Applicable percentages are based upon 10,330,000 shares of common stock outstanding as of August 31, 2012.

Certain Relationships and Related Transactions

Upon formation, Mr. John Vander Leest, our founder and president received 10,000,000 shares at par value $0.001 as the founding officer and executive of the company.  Any infusions or loan advances to the company since inception by John Vander Leest are payable at 5% or on demand.

The Company has received loans of $64,180 and $41,400 from president of the Company John Vander Leest as of August 31, 2012 & November 30, 2011 respectively.  The loans are payable on demand and without interest.

Our executive offices are located at 1422 Beech Tree Drive, Green Bay, WI  54304, USA.

The Corporation may indemnify and advance litigation expenses to its directors, officers, employees and agents to the extent permitted by law, the Articles or these Bylaws, and shall indemnify and advance litigation expenses to its directors, officers, employees and agents to the extent required by law, the Articles or these Bylaws.  The Corporation’s obligations of indemnification, if any, shall be conditioned on the Corporation receiving prompt notice of the claim and the opportunity to settle and defend the claim.  The Corporation may, to the extent permitted by law, purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the Corporation.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

The Corporation may indemnify and advance litigation expenses to its directors, officers, employees and agents to the extent permitted by law, the Articles or these Bylaws, and shall indemnify and advance litigation expenses to its directors, officers, employees and agents to the extent required by law, the Articles or these Bylaws.  The Corporation’s obligations of indemnification, if any, shall be conditioned on the Corporation receiving prompt notice of the claim and the opportunity to settle and defend the claim.  The Corporation may, to the extent permitted by law, purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the Corporation.

33
Eauker Minerals Corp. (An Exploration Stage Company) Financial Statements November 30, 2012 (Audited)

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENTS OF STOCKHOLDERS' DEFICIT

STATEMENTS OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

34

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Eauker Minerals Inc.

We have audited the accompanying balance sheets of Eauker Minerals Inc, (the “Company”) (An Exploration Stage Company) as of November 30, 2011 and 2010 and the related statements of operations, stockholders’ equity (deficit), and cash flows for the year then ended and for the period from inception (July 1, 2010) to November 30, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over the financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eauker Minerals Inc (An Exploration Stage Company) as on November 30, 2011 and 2010, and the result of their operations and their cash flows for the year then ended and for the period from inception (July 1, 2010) to November 30, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

De Joya Griffith, LLC

/s/ De Joya Griffith, LLC

Henderson, Nevada

June 22, 2012

F-1

EAUKER MINERALS, INC.
(An Exploration Stage Company)
BALANCE SHEETS
(Audited)

	November 30, 2011	November 30, 2010

ASSETS
Current Assets

Cash	$ -	$ 5,906
Total current assets	-	5,906

Fixed assets, net	331	-

TOTAL ASSETS	$ 331	$ 5,906
LIABILITIES & STOCKHOLDERS’ DEFICIT

Liabilities
Current liabilities
Bank overdraft	$ 142	$ -
Accrued expenses	8,000	-
Accounts payable	13,742	1,520
Shareholders loan	41,400
Total current liabilities	63,284	24,420
Total liabilities	63,284	24,420
Stockholders’ deficit Capital stock Authorized 75,000,000 authorized Common shares with a par value of $.001
Issued and outstanding
10,330,000 Common Shares (Nov 30, 2011 – 10,330,000) Additional paid in capital	10,330 2,970	10,330 2,970
Deficit accumulated during exploration stage	(76,253)	(31,814)
Total stockholders’ deficit	(62,953)	(18,514)

TOTAL LIABILITIES & STOCKHOLDERS’ DEFICIT	$ 331	$ 5,906

The accompanying notes are an integral part of these financial statements.

F-2

EAUKER MINERALS, INC.
(An Exploration Stage Company)
STATEMENTS OF OPEATION
(Audited)

	For the year ended	For the year ended	Since inception (July 1, 2010)
	November 30,	November 30,	to November 30,
	2011	2010	2011

Income	$ -	$ -	$ -

Expense

Depreciation	70	-	70
Impairment of mineral property right	13,000	18,500	31,500
Office & general	4,765	2,064	6,829
Legal & professional	26,442	11,250	37,692
Foreign exchange loss	162	-	162

Total office & general	44,439	31,814	76,253
Total expense	44,439	31,814	76,253
Net loss	$ (44,439)	$ (31,814)	$ (76,253)

Weighted average number of shares - basic	10,355,342	10,162,829

Loss per share	$ (0.004)	$ (0.003)

The accompanying notes are an integral part of these financial statements.

F-3

EAUKER MINERALS, INC.
(An Exploration Stage Company)
STATEMENTS OF STOCKHOLDERSÈ EQUITY Since inception (July 1, 2010) to November 30, 2011
(Audited)

				Deficit
	Common Stock			accumulated
			Additional	during the
	Number of		Paid-in	development
	shares	Amount	Capital	stage	Total
Balance at inception - July 1, 2010	-	$-	$-	$-	$-

Common stock issued for cash at $0.001 per share in July 2010	10,000,000	10,000	-	-	10,000

Common stock issued for cash at $0.01 per share in September 2010	330,000	330	2,970	-	3,300

Net loss for the period from inception to November 30, 2010				(31,814)	(31,814)

Balance, November 30, 2010	10,330,000	10,330	2,970	(31,814)	(18,514)

Net loss for the year ended to November 30, 2011				(44,439)	(44,439)

Balance, November 30, 2011	10,330,000	$10,330	$2,970	$(76,253)	$(62,953)

The accompanying notes are an integral part of these financial statements.

F-4

EAUKER MINERALS, INC.
(An Exploration Stage Company)
STATEMENTS OF CASH FLOWS
(Audited)
	Year Ended	Year Ended	From inception (July 1, 2010)
	November 30,	November 30,	to November 30,
	2011	2010	2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$ (44,439)	$ (31,814)	$ (76,253)
Items not involving cash:
Depreciation	70	-	70
Impairment of mineral rights	13,000	18,500	31,500
Changes in working capital:
Accounts payables / accrued liabilities	20,222	1,520	21,742
Net cash used in operating activities	(11,147)	(11,794)	(22,941)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(401)	-	(401)
Purchase of mineral right	(13,000)	(18,500)	(31,500)
Net cash used in investing activities	(13,401)	(18,500)	(31,901)

CASH FLOWS FROM FINANCING ACTIVITIES
Bank overdraft	142	-	142
Shareholders loan	18,500	22,900	41,400
Proceeds from share issuances	-	13,300	13,300
Net cash provided by financing activities	18,642	36,200	54,842
Net change in cash	(5,906)	5,906	-

Cash at the beginning of period	5,906	-	-

Cash at end of period	$ -	$ 5,906	$ -

The accompanying notes are an integral part of these financial statements.

F-5

EAUKER MINERALS, INC.

(An Exploration Stage Company)

NOTES TO THE AUDITED FINANCIAL STATEMENTS

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The Company was incorporated in the State of Nevada as a for-profit Company on July 1, 2010 and established a fiscal year end of November 30.  The company is an exploration-stage company organized to exploit mineral deposits.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
BASIS OF PRESENTATION

The financial statements present the balance sheet, statements of operations, stockholders' equity (deficit) and cash flows of the Company.  These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management, are necessary for fair presentation of the information contained therein.  It is suggested that these interim financial statements be read in conjunction with the financial statements of the Company for the period ended November 30, 2011 and notes thereto included in the Company’s registration statement
S-1 filed herewith above.  The Company follows the same accounting policies in the preparation of interim reports.

ADVERTISING
Advertising costs are expensed as incurred. As of November 30, 2011, no advertising costs have been incurred.
PROPERTY

The Company currently owns three mineral claims with historical costs of $31,500.  The company follows the guidelines as outlined in FASB ASC 360 for guidance on the impairment of its long lived assets, and has  deemed all of its mineral claims to be fully impaired due to the absence of clearly developed plans to extract the minerals, and the company’s current inability to fund the needed exploration of the claims.
The company does not rent any property.

F-6

EAUKER MINERALS, INC. (An Exploration Stage Company) NOTES TO THE AUDITED FINANCIAL STATEMENTS NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.) USE OF ESTIMATES AND ASSUMPTIONS

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.  The carrying value of these investments approximates fair value.

STOCK-BASED COMPENSATION

The Company records stock based compensation in accordance with the guidance in ASC Topic 505 and 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method.
The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10 and the conclusions reached by the FASB ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable.
The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-50.

INCOME TAXES

The Company follows FASB ASC 740-10, “Income Taxes” for recording the provision for income taxes.  Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.  Deferred income tax expenses or benefits are based on the changes in the asset or liability each period.  If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized.  Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.  Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periodsin which the temporary differences are expected to reverse.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties.  ASC Topic 740 only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities.  As of November 30, 2011 and 2010, the Company reviewed its tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material effect on the Company.

F-7

EAUKER MINERALS, INC.

(An Exploration Stage Company)

NOTES TO THE AUDITED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

FOREIGN CURRENCY TRANSACTIONS

The Company’s functional and reporting currency is the U.S. dollar.  From time to time the Company settles transactions in foreign currencies, with the resulting gain or loss on foreign currency exchange reflected in the statement of operations.

RECENT ACCOUNTING PRONOUNCEMENTS

The company has evaluated all the recent accounting pronouncements and believes that none of them will have a material effect on the company’s financial statement.

NOTE 3 – GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  Currently, the Company has an accumulated deficit of $76,253.  The Company does not have a source of revenue sufficient to cover its operating costs giving substantial doubt for it to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.

  NOTE 4 - FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of November 2011. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Level 1: The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market. Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

Level 2: FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in three situations.

Level 3: If inputs from levels 1 and 2 are not available, FASB acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available.” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. Earlier in the standard, FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

NOTE 5 – CAPITAL STOCK

The Companies capitalization is 75,000,000 common shares with a par value of $.001 per share. No preferred shares have been authorized or issued.

In July 2010 the company issued 10,000,000 common shares at par value, subsequently, in September 2010 the company issued a further 330,000 for $.01 per share.

In August 2011 the company issued 250,000 common shares for $.01 per share, subsequently, in September 2011 the company bought back 250,000 common shares issued in August 2011 for $.01 per share, then cancelled those shares.

As of November 30, 2011, the Company has not granted any stock options and has not recorded any stock-based compensation.

As of November 30, 2011& 2010, the Company has total 10,330,000 common shares issued and outstanding.

NOTE 6 –  RELATED PARTY LOANS

The Company has received a loan of $ 41,400 and $22,900 from president of the Company John Vander Leest as of November 30, 2011and 2010. The loan is unsecured, payable on demand and without interest.

F-8

EAUKER MINERALS, INC.

(An Exploration Stage Company)

NOTES TO THE AUDITED FINANCIAL STATEMENTS

NOTE 7 – MINERAL CLAIM

Pursuant to a mineral property purchase agreement, the Company acquired a 100% undivided right, title and interest in a mineral claim, located in the Whitehorse Mining District in Yukon, Canada for
a total cash payment of $31,500.  Mineral property acquisition costs are capitalized when incurred.  When a property reaches the production stage, the related capitalized costs will be amortized, using the units of production method on the basis of periodic estimates of ore reserves, currently no property has reached the production stage.  When the Company has capitalized mineral properties, these properties will be periodically assessed for impairment of value and any diminution in value.  During the year ended November 30, 2010 and 2010, the Company evaluated the mineral claim and determined that the asset have been impaired  because the Company could not project any future cash flows or salvage value and the asset were not recoverable.  Consequently, the Company has recorded an impairment loss for $18,500 for the year ended November 30, 2010 and balance $13,000 for the year ended November 30, 2011.

NOTE 8 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception.  Accounting for uncertainty in income taxes when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consistingof net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The components of the Company’s deferred tax asset and reconciliation of income taxes computed at the statutory rate to the income tax amount recorded as of the last year-end,  November 30,
2011 and 2010,
are as follows:

                                                              November 30, 2011           November 30, 2010

Net operating loss carry forward                    $    (76,253)                           $    (31,814)

Adjustments:

Impairment of mineral property                           31,500                                       18,500

Tax loss                                                           (44,753)                                    (13,314)

Effective tax rate                                                    35%                                         35%

Deferred Tax assets $ 15,664 $ 4,660 Less: Valuation Allowance (15,664) (4,660) Net deferred tax asset $ - $ -
The net federal operating loss carry forward will begin to expire between 2027 and 2028. This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

F-9

EAUKER MINERALS, INC.
(An Exploration Stage Company)
BALANCE SHEETS
(Unaudited)
		August 31, 2012	November 30, 2011
ASSETS
Current Assets
Cash		$5,094	$-

Total Current Assets		5,094	-

Fixed Assets
Computer, net		270	331
Total Fixed Assets		270	331
TOTAL ASSETS		$5,364	331

LIABILITIES & STOCKHOLDERS’ DEFICIT

LIABILITIES
Current Liabilities
Bank overdraft	$		$142
Accounts payables		16,301	13,742
Accrued expenses			8,000
Shareholders loan		64,180	41,400
Total Current Liabilities		80,481	63,284
TOTAL LIABILITIES		80,481	63,284
STOCKHOLDERS’ DEFICIT
Capital stock
Authorized
75,000,000 authorized common shares
with a par value of $.001
Issued and outstanding
10,330,000 Common shares (Nov 30, 2011 – 10,330,000)		10,330	10,330
Additional paid in capital		2,970	2,970
Deficit accumulated during development stage		(88,417)	(76,253)
TOTAL STOCKHOLDERS’ DEFICIT		(75,117)	(62,953)
TOTAL LIABILITIES &
STOCKHOLDERS’ DEFICIT		$5,364	$331
The accompanying notes are an integral part of these financial statements. F-10

EAUKER MINERALS, INC.
(An Exploration Stage Company)
STATEMENTS OF OPERATION
(Unaudited)

	For the three months ended	For the three months ended	For the nine months ended	For the nine months ended	Since inception (July 1, 2010) to
	31-Aug-12	31-Aug-11	31-Aug-12	31-Aug-11	31-Aug-12

REVENUE	$-	$-	$-	$-	$-

EXPENSES
Office & general	1,049	4,680	1,745	4,254	8,574
Legal & professional	3,250	4,250	10,359	13,897	48,051
	-	-	-	-	31,500
Impairment of mineral claims
Foreign exchange loss	-	-	-	-	162

Depreciation	20	20	60	50	130
TOTAL EXPENSES	4,319	8,950	12,164	18,201	88,417

NET LOSS	($4,319)	($8,950)	($12,164)	($18,201)	($88,417)

BASIC LOSS PER SHARE	$-	$-	$-	$-

WEIGHTED AVERAGE NUMBER OF COMMON STOCK OUTSTANDING - BASIC
	10,330,000	10,330,000	10,330,000	10,330,000

The accompanying notes are an integral part of these financial statements. F-11

EAUKER MINERALS, INC.
(An Exploration Stage Company)
STATEMENTS OF STOCKHOLDERS' DEFECIT Since inception (July 1, 2010) to August 31, 2012
(Unaudited)
				Deficit
	Common Stock			accumulated
			Additional	during the
	Number of		Paid-in	development
	shares	Amount	Capital	stage	Total
Balance at inception - July 1, 2010	-	$-	$-	$-	$-

Common stock issued for cash at $0.001 per share in July 2010	10,000,000	10,000	-	-	10,000

Common stock issued for cash at $0.01 per share in September 2010	330,000	330	2,970	-	3,300

Net loss for the period from inception to November 30, 2010				(31,814)	(31,814)

Balance, November 30, 2010	10,330,000	10,330	2,970	(31,814)	(18,514)

Net loss				(44,439)	(44,439)

Balance, November 30, 2011	10.330.000	$10,330	$2,970	$(76,253)	$(62,953)

Net loss				(12,164)	(12,164)

Balance, August 31, 2012	10,330,000	$10,330	$2,970	$(88,417)	$(75,117)
The accompanying notes are an integral part of these financial statements. F-12

EAUKER MINERALS, INC.
(An Exploration Stage Company)
STATEMENTS OF CASH FLOWS
(Unaudited)
	For the nine months	For the nine months	Since inception
	ended	months ended	(July 1, 2010) to
	31-Aug-12	31-Aug-11	August 31, 2012)
OPERATING ACTIVITIES
Net loss	($12,164)	($18,201)	($88,416)
Adjustments for non cash items:
Depreciation	60	50	130
Impairment of mineral claims	-	-	31,500

Changes in operating assets and liabilities:
Accounts payable	2,560	7,677	16,301
Accrued expenses	(8,000)	-	-

NET CASH USED IN OPERATING ACTIVITIE	(17,544)	(10,474)	(40,486)

INVESTING ACTIVITIES
Purchase of computers	-	(401)	(401)
Purchase of mineral right		-	(31,500)

NET CASH USED IN INVESTING ACTIVITIES	-	(31,901)	(31,901)

FINANCING ACTIVITIES
Decrease in bank overdraft	(192)	-	-
Proceeds from share issuances	-	2,500	13,300
Increase in shareholder loans	22,780	5,000	64,180

NET CASH PROVIDED BY FINANCING ACTIVITIES	22,588	7,500	77,480

NET INCREASE (DECREASE) IN CASH	5,044	(3,375)	5,094

CASH, BEGINNING OF PERIOD	50	5,906	-

CASH AT END OF PERIOD	$5,094	$2,531	$5,094
The accompanying notes are an integral part of these financial statements F-13

EAUKER MINERALS, INC. (An Exploration Stage Company) NOTES TO FINANCIAL STATEMENTS (Unaudited)

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The Company was incorporated in the State of Nevada as a for-profit Company on July 1, 2010 and established a fiscal year end of November 30. The company is an exploration-stage company organized to exploit mineral deposits.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders' equity (deficit) and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management, are necessary for fair presentation of the information contained therein. It is suggested that these interim financial statements be read in conjunction with the financial statements of the Company for the period ended November 30, 2011 and notes thereto included in the Company’s registration statement S-1 filed herewith above. The Company follows the same accounting policies in the preparation of interim reports.

Advertising

Advertising costs are expensed as incurred.  As of August 31, 2012, no advertising costs have been incurred.

Property

The Company currently owns three mineral claims with historical costs of $31,500. The company follows the guidelines as outlined in FASB ASC 360 for guidance on the impairment of its long lived assets, and has  deemed all of its mineral claims to be fully impaired due to the absence of clearly developed plans to extract the minerals, and the company’s current inability to fund the needed exploration of the claims.  The company does not rent any property.

F-14

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Cash and cash equivalents

For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

Stock-based compensation

The Company records stock based compensation in accordance with the guidance in ASC Topic 505 and 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10 and the conclusions reached by the FASB ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-50.

Income Taxes

The Company follows the liability method of accounting for income taxes. We record uncertain tax positions in accordance with ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Net Loss Per Share

The Company follows ASC Topic 260 to account for the earnings per share. Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Foreign Currency Transactions

The Company’s functional and reporting currency is the U.S. dollar.  From time to time the Company settles transactions in foreign currencies, with the resulting gain or loss on foreign currency exchange reflected in the statement of operations.

Recent Accounting Pronouncements

The company has evaluated all the recent accounting pronouncements and believes that none of them will have a material effect on the company’s financial statement.

F-15

NOTE 3 – GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company has incurred net loss from operations since inception (July 10, 2010) to August 31, 2012 of $88,417. The Company does not have a source of revenue sufficient to cover its operation costs giving substantial doubt for it to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.

NOTE 4 - FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of August 2012 and 2011. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Level 1: The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market. Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

Level 2: FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in three situations.

Level 3: If inputs from levels 1 and 2 are not available, FASB acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available.” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. Earlier in the standard, FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

NOTE 5 – CAPITAL STOCK

The Companies capitalization is 75,000,000 common shares with a par value of $.001 per share. No preferred shares have been authorized or issued.

In July 2010, the company issued 10,000,000 common shares at par value, subsequently; in September 2010 the Company issued a further 330,000 for $.01 per share.

In August 2011, the company issued 250,000 common shares for $.01 per share, subsequently in September 2011, the Company bought back 250,000 common shares issued in August 2011 for $.01 per share, then cancelled those shares.

As of August 31, 2012, the Company has not granted any stock options and has not recorded any stock-based compensation.

As of August 31, 2012 and November 30, 2011, the Company has total 10,330,000 common shares issued and outstanding.

NOTE 6 –  RELATED PARTY LOANS

The Company has received loans of $64,180 & $41,400 from president of the Company John Vander Leest as of August 31, 2012 & November 30, 2011 respectively. The loans are payable on demand and without interest.

NOTE 7 – SUBSEQUENT EVENTS

The company has evaluated subsequent events from the Balance date through the date of the financial statements were available to be issued and has determined that there are no events to disclose.

F-16

EAUKER MINERALS CORP.

330,000 SHARES
COMMON STOCK

PROSPECTUS

DEALER PROSPECTUS DELIVERY OBLIGATION

Until (90 days after the effective date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

35

Part II

Information Not Required In the Prospectus

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$4.50
Transfer Agent Fees	$0.00
Accounting fees and expenses	$5,000.00
Legal fees and expenses	$35,000.00
Edgar filing fees	$1,500.00
Miscellaneous expenses	$1,495.50
Total	$43,000.00

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Indemnification of Directors and Officers

Our sole officer and our directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation.  Excepted from that immunity are:

1.

a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.

a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.

a transaction from which the director derived an improper personal profit; and

4.

willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.

such indemnification is expressly required to be made by law;

2.

the proceeding was authorized by our Board of Directors;

3.

such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

4.

such indemnification is required to be made pursuant to the bylaws.

36

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Recent Sales of Unregistered Securities

As of August 31, 2012 and November 30, 2011, the Company has total 10,330,000 common shares issued and outstanding. 10,000,000 founder’s shares at $0.001 per share for net funds to the Company of $1,000 and had issued 330,000 common stock at $0.01 per share, for net funds to the Company of $3,300.

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances.

We believed that Section 4(2) of the Securities Act of 1933 was available because:

•

None of these issuances involved underwriters, underwriting discounts or commissions.

•

Restrictive legends were and will be placed on all certificates issued as described above.

•

The distribution did not involve general solicitation or advertising.

•

The distributions were made only to investors who were sophisticated enough to evaluate the risks of the investment.

In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

•

Access to all our books and records.

•

Access to all material contracts and documents relating to our operations.

•

The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

37

Exhibits

Exhibit
Number	Description
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Legal Opinion of Anthony Girodano., with consent to use
10.1	First Agreement with Oro Quest
10.2	Second Agreement with Oro Quest
23.1	Consent of De Joya Griffith LLC

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

1.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

2.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

3.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the final adjudication of such issue.

4.

Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided; however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

38

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Green Bay, State of Wisconsin, on the 14th day of January, 2013

EAUKER MINERALS CORP. By: /s/ John Vander Leest John Vander Leest President, Chief Executive Officer, Principal Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ John Vander Leest	President, Chief Executive Officer, Principal	January 14, 2013
John Vander Leest	executive Officer, Principal Financial Officer Principal Accounting offer and Director

39